Exhibit 5.1

May 23, 2023

U.S. Physical Therapy, Inc.
1300 West Sam Houston Parkway South, Suite 300
Houston, TX 77042

Ladies and Gentlemen:

We have acted as special Nevada counsel to U.S. Physical Therapy, Inc., a Nevada corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company with the Securities and Exchange Commission. The Registration Statement relates to, among other things, the issuance and sale from time to time by the Company, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”), of the following securities: (i) shares of common stock of the Company, $0.01 par value per share (the “Common Stock”); (ii) shares of preferred stock of the Company, $0.01 par value per share (the “Preferred Stock”), in one or more series; (iii) depositary shares representing shares of the Company’s Preferred Stock, in one or more series (the “Depositary Shares”); (iv) warrants to purchase Common Stock, Preferred Stock, Depositary Shares, Purchase Contracts, or Units of the Company (“Warrants”); (v) subscription rights to purchase Common Stock, Preferred Stock, Depositary Shares, Warrants, Units, or Purchase Contracts of the Company (the “Subscription Rights”), (vi) purchase contracts obligating holders to purchase from the Company, and us to sell to the holders, a specified number, or amount, of securities at a future date or dates (“Purchase Contracts”), and (vii) units consisting of one or more shares of Common Stock, shares of Preferred Stock, Warrants, Subscription Rights, Purchase Contracts, or any combination of such securities (“Units”) (items (i) through (vii) above are collectively referred to herein as the “Securities”).

In connection with this opinion, we have examined originals or copies, certified, or otherwise identified to our satisfaction, of:

(i)
Articles of Incorporation of the Company, as filed with the Nevada Secretary of State on April 1, 1992, as amended by a Certificate of Amendment to Articles of Incorporation, as filed with the Nevada Secretary of State on May 31, 2001 (as so amended, the “Articles of Incorporation”);

U.S. Physical Therapy, Inc.

May 23, 2023

(ii)
Bylaws of the Company, dated as of October 11, 1990, as ratified by the Board of Directors of the Company on March 7, 2019, and certified to us to be currently in effect (the “Bylaws,” and together with the Articles of Incorporation, the “Governing Documents”);
(iii)
A Certificate of Good Standing for the Company issued by the Nevada Secretary of State on May 18, 2023
(iv)
The Registration Statement;
(v)
The Base Prospectus;
(vi)
Resolutions adopted by the Board of Directors of the Company (the “Board of Directors”) dated May 2, 2023, authorizing and approving the Registration Statement, and the issuance and sale of the Securities described in the Registration Statement; and
(vii)
A certificate, dated May 23, 2023, from an Officer of the Company as to certain factual matters, including the Governing Documents, the resolutions referenced in item (vi), and the incumbency of the officers of the Company (the “Officer’s Certificate”).

In rendering the opinions contained herein, we have, with your permission, made the following assumptions: (i) all documents submitted to or reviewed by us, including all amendments and supplements thereto, are accurate and complete and, if not originals, are true, correct, and complete copies of the originals; (ii) the signatures on each of such documents by the parties thereto are genuine; (iii) each individual who signed such documents had the legal capacity to do so; and (iv) all persons who signed such documents on behalf of a business entity were duly authorized to do so. We have assumed that there are no amendments, modifications, or supplements to such documents other than those amendments, modifications, and supplements that are known to us. As to facts material to the opinions, statements and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company, public officials and others. We have not independently verified such factual matters.

In rendering the opinions set forth below, we have assumed that (i) at the time of offer, issuance and sale of any Securities, the Registration Statement, and any other required post-effective amendments thereto, will be effective under the Securities Act, any required prospectus supplement with respect to such Securities will have been delivered and filed with the Commission and no stop order suspending its effectiveness will have been issued and remain in effect; (ii) upon the issuance of Common Stock, including Common Stock that may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Common Stock, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Articles of Incorporation; and (iii) upon the issuance of Preferred Stock, including Preferred Stock that may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Preferred Stock, the total number of shares of Preferred Stock issued and outstanding, and the total number of issued and outstanding shares of the applicable class or series of Preferred Stock designated pursuant to the Articles of Incorporation, will not exceed the total number of shares of Preferred Stock or the number of shares of such class or series of Preferred Stock that the Company is then authorized to issue under the Articles of Incorporation.

U.S. Physical Therapy, Inc.

May 23, 2023

Based upon and subject to the foregoing, and subject also to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

(1)
The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada.

(2)
With respect to any offering of Common Stock (the “Offered Common Stock”), when (i) an appropriate prospectus supplement (or term sheet) with respect to the Offered Common Stock has been prepared, delivered, and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (ii) if the Offered Common Stock is to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Common Stock will have been duly authorized, executed, and delivered by the Company and the other parties thereto; (iii) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Common Stock and related matters; (iv) the terms of the issuance and sale of the Offered Common Stock have been duly established in conformity with the Articles of Incorporation and the Bylaws, each as amended and then in effect, so as not to (A) violate any applicable law, (B) violate the Articles of Incorporation or the Bylaws, each as amended and then in effect, or (C) result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (v) a certificate or certificates representing the Offered Common Stock are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, the Offered Common Stock (including any Common Stock duly issued upon conversion, exchange, or exercise of any Preferred Stock), when issued and sold in accordance with the applicable underwriting agreement, with respect to the Offered Common Stock, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value thereof.

U.S. Physical Therapy, Inc.

May 23, 2023

(3)
With respect to any offering of a series of Preferred Stock (the “Offered Preferred Stock”), when (i) an appropriate prospectus supplement (or term sheet) with respect to the Offered Preferred Stock has been prepared, delivered, and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (ii) if the Offered Preferred Stock is to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Preferred Stock will have been duly authorized, executed, and delivered by the Company and the other parties thereto; (iii) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Preferred Stock and related matters, including the adoption of a Certificate of Designation for the Offered Preferred Stock in accordance with the applicable provisions of Nevada law (the “Certificate of Designation”); (iv) the filing of the Certificate of Designation with the Secretary of State of the State of Nevada has duly occurred; (v) the terms, as well as the terms of the issuance and sale, of the Offered Preferred Stock have been duly established in conformity with the Company’s Articles of Incorporation, including the Certificate of Designation relating to the Offered Preferred Stock, and the Bylaws, each as amended and then in effect, so as not to (A) violate any applicable law, (B) violate the Articles of Incorporation or the Bylaws, each as amended and then in effect, or (C) result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) a certificate or certificates representing the Offered Preferred Stock are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, the Offered Preferred Stock, when issued and sold in accordance with the applicable underwriting agreement, with respect to the Offered Preferred Stock, or any other duly authorized, executed, and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid, and nonassessable, provided that the consideration therefor is not less than the par value thereof.

(4)
With respect to the Depositary Shares, when: when an appropriate prospectus supplement (or term sheet) with respect to the Depositary Shares has been prepared, delivered, and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (a) the Board of Directors has taken all necessary corporate action to approve the issuance and terms of the Depositary Shares, the terms of the offering thereof and related matters, including, if applicable, the adoption of a Certificate of Designation relating to Preferred Stock underlying the Depositary Shares and the filing of the Certificate of Designation with the Secretary of State of the State of Nevada; (b) the depositary agreement or agreements relating to the Depositary Shares and the related depositary receipts have been duly authorized and validly executed and delivered by the Company and the depositary appointed by the Company; (c) the shares of Common Stock or Preferred Stock underlying the Depositary Shares have been deposited with the depositary under the applicable depositary agreement; and (d) the depositary receipts representing the Depositary Shares have been duly executed, countersigned, registered and delivered in accordance with the appropriate depositary agreement approved by the Board of Directors, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement, the Depositary Shares will be legally issued.

U.S. Physical Therapy, Inc.

May 23, 2023

(5)
With respect to any offering of Warrants to be issued under a Warrant Agreement (the “Offered Warrants”), when (i) an appropriate prospectus supplement (or term sheet) with respect to the Offered Warrants has been prepared, delivered, and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (ii) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Warrants and related matters, (iii) the warrant agreement or warrant agreements between the Company and a warrant agent appointed by the Company has been duly authorized and validly executed and delivered by the Company and the warrant agent under the applicable warrant agreement or warrant agreements; (iv) the terms of the issuance and sale of the Offered Warrants have been duly established in conformity with the Articles of Incorporation and the Bylaws, each as amended and then in effect, so as not to (A) violate any applicable law, (B) violate the Articles of Incorporation or the Bylaws, each as amended and then in effect, or (C) result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (v) the Offered Warrants are duly executed, issued, and delivered in accordance with the terms of the Warrant Agreement and the applicable definitive purchase, underwriting, or similar agreement approved by the Board of Directors, upon payment (or delivery) of the consideration therefor provided for therein, the Offered Warrants will be valid and binding obligations of the Company, to the extent that Nevada law governs such issues.

(6)
With respect to the Subscription Rights, when (i) an appropriate prospectus supplement (or term sheet) with respect to the Subscription Rights has been prepared, delivered, and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (ii) the Board of Directors has taken all necessary corporate action to approve the creation of and the issuance and terms of the Subscription Rights, the terms of the offering thereof, and related matters; (iii) the agreements relating to the Subscription Rights have been duly authorized and validly executed and delivered by the Company and the Rights Agent; and (iv) the Subscription Rights or certificates representing the Subscription Rights have been duly executed, countersigned, registered, and delivered in accordance with the appropriate agreements relating to the Subscription Rights and the applicable definitive purchase, underwriting, or similar agreement approved by the Board of Directors, upon payment of the consideration therefor provided for therein, the Subscription Rights will be legally issued and such Subscription Rights will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

(7)
With respect to the Purchase Contracts, when (i) an appropriate prospectus supplement (or term sheet) with respect to the Purchase Contracts has been prepared, delivered, and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (ii) the Board of Directors has taken all necessary corporate action to approve the creation of and the issuance and terms of the Purchase Contracts, and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company; (iii) the Purchase Contracts and any agreements related thereto have been duly authorized, validly executed, and delivered by the Company; and (iv) the Purchase Contracts have been duly executed, countersigned, registered, and delivered in accordance with the appropriate agreements related to the Purchase Contracts and the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors, upon payment of the consideration therefor provided for therein, such Purchase Contracts will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

U.S. Physical Therapy, Inc.

May 23, 2023

(8)
With respect to the Units, when: (i) an appropriate prospectus supplement (or term sheet) with respect to the Units has been prepared, delivered, and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (ii) the Board of Directors has taken all necessary corporate action to authorize and approve the issuance and terms of the Units, the terms of the offering thereof and related matters; (iii) one or more Unit Agreements, as may be entered into among the Company, a bank or trust company, as the Unit Agent, and the holders from time to time of the Units, is entered into in connection with the issuance of such Units and has been duly authorized and validly executed and delivered by the Unit Agent and the Company; and (iv) such Units have been validly executed, issued and delivered in accordance with the terms of the applicable Unit Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors, upon payment of the consideration therefor provided for therein, such Units will be legally issued and constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

In rendering the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such Security, there shall not have occurred any change in law affecting the validity or enforceability of such Security.

With respect to any agreement or instrument reviewed by us, that by its terms or otherwise is governed by the law of any jurisdiction other than the laws of the State of Nevada, our opinion herein is based solely on our understanding of the plain language of such agreement or instrument and we do not express our opinion with respect to the interpretation, validity, binding nature, or enforceability of any such agreement or instrument, and we do not assume any responsibility with respect to the effect on the opinions or statements set forth herein of any interpretation thereof inconsistent with such understanding.

U.S. Physical Therapy, Inc.

May 23, 2023

We do not express any opinion herein with respect to the law of any jurisdiction other than the State of Nevada.

This opinion is intended solely for your benefit. It is not to be quoted, in whole or in part, disclosed, made available to, or relied upon by any other person, firm, or entity without our express prior written consent. This opinion is limited to the specific opinions expressly stated herein, and no other opinion is implied or may be inferred beyond the specific opinions expressly stated herein.

This opinion is based upon our knowledge of the law and facts relevant to the transactions herein referenced as of the date hereof. We assume no duty to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or to reflect any changes in any law that may hereafter occur or become effective.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Base Prospectus. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,
WOODBURN AND WEDGE

By:	/s/ Shawn G. Pearson
Shawn G. Pearson